Exhibit 99.1

Rithm Capital Corp. Announces Third Quarter 2022 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital” or the “Company”) today reported the following information for the third quarter ended September 30, 2022:

Third Quarter 2022 Financial Highlights:

•GAAP net income of $124.5 million, or $0.26 per diluted common share(1)
•Earnings available for distribution of $153.0 million, or $0.32 per diluted common share(1)(2)
•Common dividend of $118.4 million, or $0.25 per common share
•Book value per common share of $12.10(1)

	Q3 2022		Q2 2022
Summary Operating Results:
GAAP Net Income (Loss) per Diluted Common Share(1)	$0.26		$(0.01)
GAAP Net Income (Loss)	$124.5	million	$(3.3)	million

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)	$0.32		$0.31
Earnings Available for Distribution(2)	$153.0	million	$145.8	million

Common Dividend:
Common Dividend per Share	$0.25		$0.25
Common Dividend	$118.4	million	$116.7	million

“I am pleased to share that our Company had another great quarter,” said Michael Nierenberg, Chief Executive Officer of Rithm Capital. “Book value quarter-over-quarter was essentially unchanged, despite the large sell-off in rates and the widening of credit spreads. Earnings available for distribution were 32 cents per diluted share, in line with prior quarters. Our emphasis continues to be on strategically growing the Company across the financial services landscape, managing risk with a macro view towards the future, and allocating capital accordingly to focus on attractive risk-adjusted returns.”

“We believe Rithm provides investors with a differentiated platform. With our operating companies Genesis, Newrez/Caliber, Guardian and Adoor (SFR), as well as our investment portfolio, our Company is different. As part of our growth strategy, we are excited to announce an agreement to acquire a 50% interest in Senlac Ridge Partners, an investment management firm focused on commercial real estate.”

“Senlac, led by founder David Welsh, creates a new commercial real estate business at Rithm focused on debt and equity investments. Welsh, who co-founded Normandy Real Estate Partners, and his team of approximately 20 employees bring with them decades of expertise, a strong track record investing in and turning around distressed assets, and an extensive network across the country. We believe Senlac’s vertically-integrated infrastructure and operations, development, sourcing and fund management capabilities will further our ability to raise third-party capital around different strategies and create stable, recurring fee streams for our shareholders. We are excited about this new chapter for Rithm and look forward to closing the year out on a high note.”

Third Quarter 2022 Company Highlights:
•Origination & Servicing (Mortgage Company)
•Combined segment pre-tax income of $209.8 million(3), including:
◦$16 million of severance, $14 million of lease termination fees and $12 million of write-offs related to software and contract termination fees
◦$131 million of positive mark-to-market changes on the Full MSR portfolio
•Quarterly origination funded production of $13.8 billion UPB
•Total gain on sale margin of 1.71%
•Estimated Q4’22 funded origination volume of approximately $6 to $8 billion

•Total Rithm MSR Portfolio Summary
•MSR portfolio totaled $615 billion in unpaid principal balance (“UPB”) at September 30, 2022 compared to $623 billion UPB at June 30, 2022(4)
◦Portfolio Average CPR of approximately 8%
•Servicer advance balances of $2.9 billion as of September 30, 2022, down 3% from June 30, 2022
•$143 million of positive mark-to-market changes on our Full MSR portfolio (inclusive of the $131 million positive mark-to-market changes at the Mortgage Company)

•Residential Securities, Properties and Loans
•Priced and closed two securitizations (one Non-QM and one SFR) representing approximately $633 million UPB of collateral
•Mortgage Loans Receivable
•Quarterly origination funded production of $622 million through Genesis Capital LLC

(1)Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 476,796,757 and 466,804,548 weighted average diluted shares for the quarter ended September 30, 2022 and June 30, 2022, respectively. The Company excluded 17,757,843 weighted average common shares from the calculation of diluted net income (loss) per share for the quarter ended June 30, 2022 because their inclusion would have been anti-dilutive. Per share calculations of Book Value are based on 473,715,100 and 466,786,526 common shares outstanding as of September 30, 2022 and June 30, 2022, respectively. The common shares outstanding as of September 30, 2022 reflects the cashless exercise of common stock purchase warrants of 6.9 million shares.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Includes noncontrolling interests.

(4)Includes excess and full MSRs.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of the Company’s website, www.rithmcap.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Wednesday, November 2, 2022 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors section of Rithm Capital’s website, www.rithmcap.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Third Quarter 2022 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10172582/f4e46bc5d8.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, November 9, 2022 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “5936830.”

Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	September 30, 2022	June 30, 2022
Revenues
Servicing fee revenue, net and interest income from MSR financing receivables	$453,163	$469,478
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(141,616) and $(180,265), respectively)	(17,178)	336,563
Servicing revenue, net	435,985	806,041
Interest income	273,379	211,648
Gain on originated residential mortgage loans, held-for-sale, net	203,479	304,791
	912,843	1,322,480
Expenses
Interest expense and warehouse line fees	218,089	150,829
General and administrative	214,624	225,271
Compensation and benefits	290,984	339,658
Management fee to affiliate	—	20,985
Termination fee to affiliate	—	400,000
	723,697	1,136,743
Other income (loss)
Change in fair value of investments, net	968,340	(234,040)
Gain (loss) on settlement of investments, net	(1,004,454)	94,936
Other income (loss), net	23,242	59,388
	(12,872)	(79,716)
Income before income taxes	176,274	106,021
Income tax expense	22,084	72,690
Net income	$154,190	$33,331
Noncontrolling interests in income (loss) of consolidated subsidiaries	7,307	14,182
Dividends on preferred stock	22,427	22,427
Net income (loss) attributable to common stockholders	$124,456	$(3,278)

Net income (loss) per share of common stock
Basic	$0.27	$(0.01)
Diluted	$0.26	$(0.01)
Weighted average number of shares of common stock outstanding
Basic	467,974,962	466,804,548
Diluted	476,796,757	466,804,548

Dividends declared per share of common stock	$0.25	$0.25

Consolidated Balance Sheets
($ in thousands, except share data)

	September 30, 2022 (Unaudited)	December 31, 2021
Assets
Excess mortgage servicing rights, at fair value	$322,168	$344,947
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	8,895,074	6,858,803
Servicer advance investments, at fair value	371,418	421,807
Real estate and other securities	9,437,008	9,396,539
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	864,534	1,077,224
Residential mortgage loans, held-for-sale ($3,933,392 and $11,214,924 at fair value, respectively)	4,037,411	11,347,845
Single-family rental properties, held-for-investment	959,448	579,607
Mortgage loans receivable, at fair value	1,919,913	1,515,762
Residential mortgage loans subject to repurchase	1,897,142	1,787,314
Cash and cash equivalents	1,420,010	1,332,575
Restricted cash	529,565	195,867
Servicer advances receivable	2,522,246	2,855,148
Other assets	2,158,598	2,028,752
	$35,334,535	$39,742,190
Liabilities and Equity

Liabilities
Secured financing agreements	$13,655,247	$20,592,884
Secured notes and bonds payable ($653,204 and $511,107 at fair value, respectively)	9,653,664	8,644,810
Residential mortgage loan repurchase liability	1,897,142	1,787,314
Unsecured senior notes, net of issuance costs	544,612	543,293
Payable for investments purchased	498,933	—
Due to affiliates	—	17,819
Dividends payable	129,632	127,922
Accrued expenses and other liabilities	1,893,679	1,358,768
	28,272,909	33,072,810
Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 52,038,000 and 52,210,000 issued and outstanding, $1,300,959 and $1,305,250 aggregate liquidation preference, respectively	1,258,667	1,262,481
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 473,715,100 and 466,758,266 issued and outstanding, respectively	4,739	4,669
Additional paid-in capital	6,060,671	6,059,671
Retained earnings (accumulated deficit)	(381,843)	(813,042)
Accumulated other comprehensive income	48,337	90,253
Total Rithm Capital stockholders’ equity	6,990,571	6,604,032
Noncontrolling interests in equity of consolidated subsidiaries	71,055	65,348
Total equity	7,061,626	6,669,380
	$35,334,535	$39,742,190

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s origination and servicing businesses. “Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Earnings available for distribution is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) termination fee to affiliate; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of earnings available for distribution includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of earnings available for distribution excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of earnings available for distribution also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under the fair value option. Earnings available for distribution adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Through its wholly owned subsidiaries, the Company originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Origination and Servicing segments and therefore included in earnings available for distribution. Realized gains or losses on the sale of originated residential mortgage loans had no impact on earnings available for distribution in any prior period, but may impact earnings available for distribution in future periods.

Earnings available for distribution includes results from operating companies with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs, net of unrealized gains and losses on hedged MSRs, and non-capitalized transaction-related expenses.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its investment portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	September 30, 2022	June 30, 2022
Net income (loss) attributable to common stockholders	$124,456	$(3,278)
Adjustments:
Impairment	6,744	3,788
Change in fair value of investments, net	(1,092,789)	(282,788)
(Gain) loss on settlement of investments, net	1,015,701	(100,355)
Other (income) loss, net	68,336	49,254
Non-capitalized transaction-related expenses	4,450	4,250
Termination fee to affiliate	—	400,000
Preferred stock management fee to affiliate	—	3,932
Deferred taxes	22,081	74,111
Interest income on residential mortgage loans, held-for-sale	1,834	(2,881)
Earnings available for distribution of equity method investees:
Excess mortgage servicing rights	2,215	(260)
Earnings available for distribution	$153,028	$145,773

Net income (loss) per diluted share	$0.26	$(0.01)
Earnings available for distribution per diluted share	$0.32	$0.31

Weighted average number of shares of common stock outstanding, diluted	476,796,757	466,804,548

SEGMENT INFORMATION
($ in thousands)

	Origination and Servicing			Residential Securities, Properties and Loans
Third Quarter 2022	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Mortgage Loans Receivable	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$—	$354,171	$98,992	$—	$—	$—	$—	$453,163
Change in fair value of MSRs and MSR financing receivables	—	40,401	(57,579)	—	—	—	—	(17,178)
Servicing revenue, net	—	394,572	41,413	—	—	—	—	435,985
Interest income	41,862	55,844	15,401	76,908	19,186	42,335	21,843	273,379
Gain on originated mortgage loans, held-for-sale, net	214,703	5,980	—	—	(17,204)	—	—	203,479
Total revenues	256,565	456,396	56,814	76,908	1,982	42,335	21,843	912,843
Interest expense	31,345	56,650	26,033	51,822	21,242	18,888	12,109	218,089
G&A and other	283,798	132,160	43,388	921	12,220	15,241	17,880	505,608
Total operating expenses	315,143	188,810	69,421	52,743	33,462	34,129	29,989	723,697
Change in fair value of investments, net	—	—	(8,711)	887,898	67,797	27,201	(5,845)	968,340
Gain (loss) on settlement of investments, net	—	(549)	(1,454)	(1,018,354)	14,032	1,871	—	(1,004,454)
Other income (loss), net	1,368	(74)	923	(2,799)	11,448	5,710	6,666	23,242
Total other income (loss)	1,368	(623)	(9,242)	(133,255)	93,277	34,782	821	(12,872)
Income (loss) before income taxes	(57,210)	266,963	(21,849)	(109,090)	61,797	42,988	(7,325)	176,274
Income tax expense (benefit)	(14,243)	51,032	(7,197)	—	(5,564)	(1,940)	(4)	22,084
Net income (loss)	(42,967)	215,931	(14,652)	(109,090)	67,361	44,928	(7,321)	154,190
Noncontrolling interests in income (loss) of consolidated subsidiaries	471	—	(139)	—	—	—	6,975	7,307
Dividends on preferred stock	—	—	—	—	—	—	22,427	22,427
Net income (loss) attributable to common stockholders	$(43,438)	$215,931	$(14,513)	$(109,090)	$67,361	$44,928	$(36,723)	$124,456

As of September 30, 2022
Total Assets	$3,875,126	$10,314,954	$5,618,234	$10,081,229	$2,571,458	$2,170,411	$703,123	$35,334,535
Total Rithm Capital stockholder’s equity	$492,543	$3,107,614	$2,321,904	$723,082	$323,259	$557,513	$(535,344)	$6,990,571

	Origination and Servicing			Residential Securities, Properties and Loans
Second Quarter 2022	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Mortgage Loans Receivable	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$—	$364,698	$104,780	$—	$—	$—	$—	$469,478
Change in fair value of MSRs and MSR financing receivables	—	344,893	(8,330)	—	—	—	—	336,563
Servicing revenue, net	—	709,591	96,450	—	—	—	—	806,041
Interest income	46,216	16,757	11,340	54,584	22,640	36,748	23,363	211,648
Gain on originated mortgage loans, held-for-sale, net	302,610	15,739	106	—	(13,664)	—	—	304,791
Total revenues	348,826	742,087	107,896	54,584	8,976	36,748	23,363	1,322,480
Interest expense	27,578	41,096	25,788	20,216	11,332	12,680	12,139	150,829
G&A and other	349,432	120,395	55,401	710	11,891	14,600	433,485	985,914
Total operating expenses	377,010	161,491	81,189	20,926	23,223	27,280	445,624	1,136,743
Change in fair value of investments, net	—	(1,780)	(93)	(241,213)	11,399	4,843	(7,196)	(234,040)
Gain (loss) on settlement of investments, net	—	(564)	(1,265)	117,179	(4,798)	(15,616)	—	94,936
Other income (loss), net	1,832	207	16,280	(2,127)	29,471	7,430	6,295	59,388
Total other income (loss)	1,832	(2,137)	14,922	(126,161)	36,072	(3,343)	(901)	(79,716)
Income (loss) before income taxes	(26,352)	578,459	41,629	(92,503)	21,825	6,125	(423,162)	106,021
Income tax expense (benefit)	(6,522)	151,236	9,466	—	(2,480)	(3,623)	(75,387)	72,690
Net income (loss)	(19,830)	427,223	32,163	(92,503)	24,305	9,748	(347,775)	33,331
Noncontrolling interests in income (loss) of consolidated subsidiaries	1,287	—	41	—	—	—	12,854	14,182
Dividends on preferred stock	—	—	—	—	—	—	22,427	22,427
Net income (loss) attributable to common stockholders	$(21,117)	$427,223	$32,122	$(92,503)	$24,305	$9,748	$(383,056)	$(3,278)

As of June 30, 2022
Total Assets	$4,453,769	$10,242,476	$5,498,876	$8,494,053	$3,039,670	$2,025,664	$799,339	$34,553,847
Total Rithm Capital stockholder’s equity	$655,923	$3,168,072	$1,997,486	$822,509	$380,664	$525,440	$(556,267)	$6,993,827

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, expected benefits and synergies from acquiring a 50% interest in Senlac Ridge Partners, our ability to continue growing book value in the fourth quarter, expected market volatility and ability to generate great returns for our shareholders in 2022 and beyond. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital is a leading provider of capital and services to the real estate and financial services industries. The Company’s mission is to generate attractive risk-adjusted returns across interest rate environments through a complementary portfolio of investments and operating businesses. Since inception in 2013, Rithm Capital has delivered approximately $4.2 billion in dividends to shareholders. Rithm Capital’s investment portfolio is composed of mortgage servicing related assets (full and excess MSRs and servicer advances), residential securities (and associated call rights) and loans (including single family rental), and consumer loans. Rithm Capital’s investments in operating entities include leading origination and servicing platforms held through its wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc., and Genesis Capital LLC, as well as investments in affiliated businesses that provide mortgage related services. Rithm Capital is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

Investor Relations
212-850-7770
IR@RithmCap.com